CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to Registration Statement File No. 333-44996 on Form N-4 (the "Registration Statement") of (1) our report dated February 5, 2001 relating to the financial statements of Separate Account No. 45 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2000, and (2) our report dated February 5, 2001 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2000. We also consent to the incorporation by reference in the Prospectus of our reports dated February 5, 2001 appearing on page F-1 and page F-47 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "About Our Independent Accountants" in the Prospectus and "Custodian and Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
    New York, New York
    April 25, 2001